Exhibit 10.1

EARNEST MONEY CONTRACT—COMMERCIAL IMPROVED PROPERTY

(OFFICE CONDOMINIUMS)

1.	PARTIES: This Earnest Money Contract—Commercial Improved Property (Office Condominiums) (this “Contract”) is entered into between HEALTHTRONICS, INC., a Georgia corporation (“Seller”), and HPI ACQUISITION COMPANY, LLC, a Texas limited liability company, or Assigns (“Purchaser”).

In consideration of the mutual covenants set forth herein, Purchaser and Seller hereby agree as follows:

2.	SALE AND PURCHASE: Seller shall sell and Purchaser shall purchase, for the Purchase Price stated below and subject to the terms and conditions set forth in this Contract, the following property:

A.	Condominium Unit Nos. 201 and 202, Building B and Unit Nos., 100, 200 and 300, Building C, together with an undivided interest in the general common elements and any limited common elements appurtenant thereto (the “Units”) out of the Capital View Center Condominiums (the “Project”) located at 1301 Capital of Texas Highway South, Austin, Texas, a condominium regime (the “Regime”) established pursuant to a Declaration of Condominium recorded in Volume 8374, Page 161 of in the Condominium Records of Travis County, Texas (the “Declaration”) and the plats and plans which are attached to the Declaration, situated on a tract of land situated in Austin, Travis County, Texas, legally described on Exhibit “A” attached hereto and incorporated herein by reference for all purposes, together with all privileges and appurtenances pertaining thereto which are owned by Seller, including all of Seller’s proportionate right, title and interest in and to all easements, rights-of-way or other interests in, on or to any land, alley, highway or street in, on, across, abutting or adjoining such land, including, without limitation, all of Seller’s right, title and interest in and to all awards, if any, made or to be made, or payments made or to be made in lieu thereof, and in and to any unpaid awards, if any, for damage thereto by reason of a change of grade of any such highway or street (collectively, the “Real Property”);

B.	Seller’s proportionate share of any buildings, structures, improvements and all property of every kind and character and description located on, attached to, or used in connection with the Real Property (including, but not limited to, compressors, engines, elevators and escalators), and the electrical, heating, ventilating, air conditioning, plumbing, fire control, and security systems and appurtenances thereto (but excluding all personal property and fixtures, if any, owned by tenants) (collectively, the “Improvements”);

C.	All of Seller’s right, title and interest in and to (i) all personal property located on the Real Property and the Improvements, including all carpets, window treatments, blinds, drapes, appliances, furniture and other furnishings, keys and locks, maintenance equipment and tools and all other machinery, equipment, fixtures and other personal property of every kind and character, including but not limited to light fixtures, sheetrock, doors, and any other building materials located on the Real Property and intended to be installed for tenant finish out, and all accessories and additions thereto, and (ii) all plans and specifications, site plans, surveys, soil and substrata studies, architectural drawings, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind which relate to the Real Property or the Improvements, (iii) all building permits, certificates of occupancy, utility commitments, licenses or permits and other property or rights relating to the operation, ownership, construction, repair or maintenance of the Improvements (but not including ongoing maintenance contracts or other Operating Agreements (hereinafter defined) unless the same are assumed by Purchaser pursuant to the terms hereof) (the “Personal Property”);

D.	All of Seller’s right, title and interest in and to all intangible property used in connection with the Real Property, the Personal Property and the Improvements (excluding Seller’s insurance policies), including but not limited to any name or street address associated therewith, leases, contract rights, permits, entitlements, licenses, credits, offsets, development rights, utility rights, warranties and guaranties relating to the Real Property or the Personal Property and the Improvements and other agreements (the “Intangible Property”);

E.	All of Seller’s other rights, titles, interest, privileges, claims, causes of action and appurtenances in any way related to, or used in connection with, the ownership or operation of the Real Property, the Personal Property, the Intangible Property, and the Improvements.

F.	All of Seller’s right, title and interest in and to that certain Lease Agreement by and between Seller, as landlord, and American Physicians Service Group, Inc., dated effective January 1, 2007 (the “APS Lease”). Seller and Purchaser acknowledge and agree that the APS Lease will be assigned from Seller to Purchaser as part of the Property at Closing and that the APS Lease will be a Permitted Exception.

All of the foregoing above described in items A through F are collectively referred to as the “Property”.

PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN NOTIFIED OF, AND PROVIDED WITH TRUE, COMPLETE AND CORRECT COPIES OF, THE EXISTENCE OF THE DECLARATION, THE ARTICLES OF INCORPORATION OF THE CONDOMINIUM ASSOCIATION (OR THE CERTIFICATE OF FORMATION, AS APPLICABLE), THE BYLAWS, AND ANY RULES OR REGULATIONS PERTAINING TO THE CONDOMINIUM (COLLECTIVELY, THE “CONDOMINIUM DOCUMENTS”), AND PURCHASER FURTHER ACKNOWLEDGES, ACCEPTS, AND AGREES THAT THE PROPERTY IS SUBJECT TO SAID CONDOMINIUM DOCUMENTS.

3.	CONTRACT PURCHASE PRICE: The Purchase Price (herein so called) for the Property shall be SIX MILLION EIGHT HUNDRED THOUSAND AND NO/100 ($6,800,000.00), payable in cash or immediately available funds at Closing. At any time prior to the Closing, Purchaser may allocate portions of the Purchase Price among the Units for purposes of the Title Policy to be provided by Seller and/or for reasons of Purchaser’s financing of the Purchase Price. Seller hereby agrees to execute an amendment to this Contract allocating the purchase price among the Units promptly after a request by Purchaser.

4.	EARNEST MONEY: Within three (3) business days after the Effective Date (hereinafter defined) of this Contract, Purchaser shall deliver to Texas American Title Company, Attn: Hill Stroup, 811 Barton Springs Rd., Suite 111, Austin, Texas 78704 (the “Title Company”), as escrow agent, the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) as earnest money (the “Earnest Money”). The Earnest Money shall be held by the Title Company in an interest bearing account insured by the FDIC. All interest earned on the Earnest Money shall become a part of the Earnest Money to be disbursed with the Earnest Money in accordance with the terms of this Contract.

5.	ESCROW: The Earnest Money is deposited with the Title Company with the understanding that the Title Company (i) is not a party to this Contract and does not assume or have any liability for performance or non-performance of any signatory and (ii) is not liable for any losses of escrow funds caused by the failure of any banking institution in which such funds have been deposited. Purchaser and Seller hereby each indemnify, save harmless and agree to defend the Title Company from and against any claim, demand, costs or damages (including reasonable attorneys’ fees) incurred by the Title Company and arising from or with respect to the Title Company’s complying with the provisions of this Contract. At the Closing, the Earnest Money shall be applied first to any cash down payment required, then to Purchaser’s closing costs, and any excess shall be refunded to Purchaser.

6.

PROPERTY SURVEY: Within ten (10) days after the Effective Date of this Contract, Seller shall deliver to Purchaser the most recent as-built survey of the Property in Seller’s possession (the “Existing Survey”), if any. Purchaser, at Purchaser’s sole cost and expense, will have the right to obtain an update of the Existing Survey or a new survey (in either case, the “Survey”) which shall comply with the following requirements. The Survey shall include: (i) the actual dimensions of, and area within, the Property; (ii) the location of any encroachments, overlaps, roadways or waterways; (iii) the outside boundary lines of all Improvements; (iv) all easements, set-back lines, and other matters referred to on the Title Commitment (hereinafter defined) by volume and page reference; (v) the surveyor’s registered number and seal, the date of the Survey, and a certificate acceptable to Purchaser, the Title Company and Purchaser’s Lender, and otherwise reasonably satisfactory to Purchaser and the Title Company; (vi) a statement that there is access to and from the Property from a publicly dedicated street or road with such access being clearly depicted on the Survey; (vii) information sufficient to cause the Title Company to delete (except for “shortages in area”) the printed exception for “discrepancies, conflicts or shortages in area or boundary lines, or encroachments, or any overlapping of improvements” in the owner’s Title Policy to be issued to Purchaser at Closing; and (viii) identification of any area within the Property that has been designated by the Federal Emergency Management Administration, the Army Corps of Engineers, or any other governmental agency or body as being within a flood zone, flood prone area, 100 year flood plain or otherwise subject to special flooding hazards. The Survey shall otherwise comply in all respects with a Category 1A, Condition II survey according to the latest standards promulgated by the Texas Association of Professional Surveyors and the certification shall specifically so state.

7.	TITLE COMMITMENT: Within ten (10) days after the Effective Date of this Contract, Seller shall cause to be delivered to Purchaser a commitment for title insurance issued by the Title Company together with legible copies of all recorded instruments affecting the Property and recited as exceptions in the commitment (collectively the “Title Commitment”). Also within said ten (10) day period, Seller shall furnish to Purchaser a written report of searches made of the Uniform Commercial Code (“U.C.C.”) records kept by the County Clerk of Travis County, Texas and the Texas Secretary of State setting out all financing statements filed against Seller and pertaining to the Property, up to the Effective Date hereof, together with true and complete copies of said financing statements (the “U.C.C. Search”).

8.	SUBMISSION ITEMS: Within five (5) days after the Effective Date of this Contract (the “Submission Items Delivery Deadline”) Seller shall deliver or cause to be delivered to Purchaser :

A.	The following documents related to the Regime (collectively referred to herein as the “Condominium Documents”):

(1)	the Declaration;

(2)	the Certificate of Formation of Capital View Condominium Center Association, Inc., a Texas non-profit corporation (the “Association”);

(3)	the bylaws of the Association;

(4)	the rules and regulations of the Association; and

(5)	the Condominium Information Statement as required by Subchapter D of the Texas Uniform Condominium Act.

B.	The items set forth on Exhibit “A-1” attached hereto and incorporated herein by reference,

C.	Information or records in Seller’s actual possession pertaining to the Property which the Purchaser may reasonably request in writing, but not including, by way of example and not limitation, Seller’s federal income tax returns (the Condominium Documents, the items set forth on “Exhibit “A-1” and the items provided pursuant to this Section 8.C. being referred to collectively herein as the “Submission Items”)

The Feasibility Period (hereinafter defined) will be automatically extended one (1) day for every day that elapses after the Submission Items Delivery Deadline until Seller delivers to Purchaser all of the items listed in subparagraphs A and B of this Section 8.

9.

TITLE AND SURVEY APPROVAL: If Purchaser has an objection to items disclosed in the Title Commitment, the Survey or the UCC Search, Purchaser shall have ten (10) days (the “Objection Period”) after receipt of the Title Commitment, the Survey and the UCC Search, whichever is later received, to make written objections (the “Objections”) to Seller. If Purchaser makes any Objections, Seller may, but shall not be obligated to, cure such Objections. Seller will have a period of ten (10) days after receipt of Purchaser’s Objections (“Seller’s Cure Period”) within which to either cure Purchaser’s Objections or to notify Purchaser in writing as to which Objections Seller will cure, if any, prior to Closing and which Objections Seller will not undertake to cure. Unless Seller elects to cure all of Purchaser’s Objections, Seller’s Cure Period will be deemed to be automatically extended until five (5) days after Purchaser’s receipt of Seller’s written notification as to which of Purchaser’s Objections Seller will not cure. It is expressly understood and agreed that Seller shall have no obligation to expend any money or institute any litigation in curing any of Purchaser’s Objections except for voluntary liens set forth on Schedule C to the Title Commitment which Seller is obligated to cure and cause to be released prior to Closing whether or not such liens are included in Purchaser’s Objections. If the Objections (other than Objections which Seller has agreed in writing to cure prior to Closing) are not cured or satisfied prior to the end of Seller’s Cure Period, Purchaser may, (a) terminate this Contract by written notice delivered to Seller not later than two (2) business days after the expiration of Seller’s Cure Period, whereupon all of the Earnest

Money shall be refunded to Purchaser, except for $100.00 which shall be paid to Seller as independent consideration for this Contract, and neither party shall have any further rights or obligations hereunder (except as specifically herein provided), or (b) waive the unsatisfied Objections. Seller shall be required to complete the cure prior to Closing of any Objections which Seller has agreed in writing to cure. If Purchaser fails to terminate this Contract prior to the expiration of Seller’s Cure Period as set forth above, Purchaser shall be deemed to have waived all Objections which have not been cured (other than Objections which Seller has agreed in writing to cure prior to Closing). Any items to which Purchaser does not object in writing within the Objection Period or which are waived, deemed to be waived or approved by Purchaser, together with the standard printed exceptions contained in the standard form of Texas Owner’s Policy of Title Insurance, shall be deemed to be “Permitted Exceptions” (herein so defined). Purchaser, at Purchaser’s option and expense, shall be entitled to any endorsements and/or modifications to the Title Policy which may be available.

10.	FEASIBILITY STUDY AND INSPECTION: Purchaser shall have forty five (45) days from the Effective Date of this Contract, as defined herein (the “Feasibility Period”), to interview the tenants of the Property and to conduct a physical and economic inspection and study of the Property and in this regard, Purchaser or its designated agents may enter upon the Property, during normal business hours, for purposes of such inspections as may be deemed necessary by Purchaser, subject, however, to the rights of tenants of the Property. Seller agrees that Purchaser may conduct engineering, environmental, architectural, mechanical and other studies and investigations of the Property that Purchaser deems necessary. Seller shall cooperate with Purchaser to obtain any consent of the Association necessary for the conduct of Purchaser’s feasibility studies of the Property. Such tests, studies and investigations may include, without limitation, soil, subsurface, structure, roof, plumbing, mechanical items and any other items which are a part of the Property. Purchaser has the right, for any or no reason, by written notice delivered to Seller on or before the expiration of the Feasibility Period, to terminate this Contract, in which event this Contract shall terminate, and neither party shall have any further rights, duties or obligations hereunder (except as set forth in the next to last sentence of this Section 10), and the Earnest Money shall be returned to Purchaser. Purchaser shall promptly restore the Property to its prior condition, if changed due to any physical inspections or tests performed by Purchaser or at its request. All inspections and studies shall be at Purchaser’s sole expense. Whether or not the sale described in this Contract shall close, Purchaser shall indemnify, defend and hold Seller harmless from and against all claims, actions, damages, liability, loss, costs, attorney’s fees and expenses related to or arising from such inspections and studies. The provisions of this Section 10 shall survive the Closing or any termination or cancellation of this Contract notwithstanding any contrary provision hereof.

11.	OPERATING AGREEMENTS TO BE ASSUMED: Prior to the expiration of the Feasibility Period, Purchaser shall inform Seller which Operating Agreements, if any, pertaining to the Property Purchaser wishes to assume (to the extent any such agreements are assignable). Any such Operating Agreements which Purchaser does not elect to assume (or that are not assignable) shall be terminated by Seller prior to Closing without liability to Purchaser or to the Property.

12.	RESALE CERTIFICATES: Prior to the expiration of the Feasibility Period, Seller shall obtain and deliver to Purchaser Condominium Resale Certificates (the “Resale Certificates”) for each of the Units in a form promulgated by the Texas Real Estate Commission (or in such other form as may be reasonably required by any lender of Purchaser) executed by the Association. If the Association alters the form of such Resale Certificate in any material way, or if the Resale Certificates reflect any delinquency or nonpayment of assessments or noncompliance with the Declaration, such change(s) or inconsistenc(y)(ies) must be approved by Purchaser. Purchaser shall exercise its reasonable, good-faith efforts to communicate to Seller any objections which Purchaser may have to the Resale Certificates as promptly as possible after receipt by Purchaser. If Purchaser objects to any Resale Certificate, Seller will have until the expiration of the Feasibility Period to cure such objection(s). If Seller fails to cure such objection(s) prior to the expiration of the Feasibility Period, Purchaser, as Purchaser’s sole and exclusive remedy, shall have the right to either terminate this Contract or to waive the objections. If Purchaser terminates this Contract under this Section 12, all of the Earnest Money, save and except for the sum of $100.00 which shall be delivered to Seller as independent consideration for this Contract, shall be delivered to Purchaser.

13.	CLOSING: The closing of the sale (the “Closing”) shall take place at the Title Company on or before the date which is thirty (30) days after the expiration of the Feasibility Period (the “Closing Date”). At the Closing, the following shall occur, all of which shall be deemed concurrent conditions:

A.	Seller, at Seller’s sole cost and expense, shall deliver or cause to be delivered to Purchaser:

(1)	Duly executed and acknowledged Condominium Warranty Deed (the “Deed”), for each of the Units, in the form attached hereto as Exhibit “B”, conveying good and indefeasible title in fee simple to the Property, free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except for those approved by Purchaser in writing, and the Permitted Exceptions;

(2)	A duly executed bill of sale (the “Bill of Sale”) in the form attached hereto as Exhibit “C”, conveying title to all of the Personal Property and the Intangible Property;

(3)	A duly executed assignment and assumption of the Operating Agreements (the “Assignment of Operating Agreements”) in the form attached hereto as Exhibit “E”, conveying to Purchaser all of Seller’s rights, titles and interests in and to any and all Operating Agreements pursuant to Section 11 hereof;

(4)	A duly executed assignment of warranties and guaranties (the “Assignment of Warranties and Guaranties”) in the form of Exhibit “F” attached hereto, transferring to Purchaser all warranties and guaranties (to the extent assignable) pertaining to any of the Property;

(5)	A commitment for an Owner’s Policy of Title Insurance (the “Title Policy”) issued by the Title Company covering each of the Units, and collectively in the full amount of the Purchase Price, dated as of the Closing Date, insuring Purchaser’s fee simple title to the Units to be good and indefeasible subject only to those title exceptions approved or waived by Purchaser, the Permitted Exceptions, and the standard printed exceptions contained in the standard form of Title Policy then promulgated by the Texas State Board of Insurance.

(6)	All original plans, drawings, specifications, architectural documents, building permits, certificates of occupancy, governmental licenses for improvements and other items listed in subparagraphs 2 (b) and 2 (c) hereof pertaining to the Property in the possession of Seller;

(7)	The original (to the extent available) of all Operating Agreements (which are assumed by Purchaser) which Seller or its agents have entered into in connection with the occupancy or operation of the Property which are being conveyed to Purchaser.

(8)	The Resale Certificates required by Section 12 hereof and the Estoppel Certificate required by Section 29 hereof;

(9)	Ad Valorem tax statements for the Units/Property for the calendar year of the Closing, if available and if not previously presented;

(10)	The affidavit referred to in Section 20.L, duly executed by Seller;

(11)	Evidence of its capacity and authority for the Closing of this transaction;

(12)	Such other instruments as are customarily executed in Travis County, Texas to effectuate the conveyance of property similar to the Property, with the effect that, after Closing, Purchaser will have succeeded to all of the rights, titles and interests of Seller relating to the Property.

B.	Purchaser, at Purchaser’s sole cost and expense, shall execute, deliver or cause to be delivered to Seller, the following:

(1)	Cash or immediately available funds by wire transfer in the amount of the Purchase Price (subject to adjustments, prorations and credits as elsewhere provided herein);

(2)	Evidence of its capacity and authority for the Closing of this transaction;

(3)	The duly executed Assignment of Operating Agreements, pursuant to which Purchaser assumes the obligations of Seller under the Operating Agreements after the Closing Date.

(4)	Such other instruments as are customarily executed in Travis County, Texas to effectuate the conveyance of property similar to the Property, with the effect that, after Closing, Purchaser will have succeeded to all of the rights, titles and interests of Seller relating to the Property.

C.	Full possession of the Property, subject only to the Permitted Exceptions, shall be delivered to Purchaser at Closing.

D.	At the Closing Seller and Purchaser shall each execute all other necessary documents to close this transaction.

14.	REAL ESTATE BROKERS: HPI Corporate Services, LLC (“Broker”) has negotiated this sale and Seller agrees to pay Broker in Travis County, Texas, on and only in the event of Closing of this transactions, a real estate brokerage commission in the amount of three percent (3.0%) of the Purchase Price to Broker. Seller and Purchaser represent and warrant to each other that, other than the commission described in the preceding sentence, no real estate brokerage commission, finder’s fee or other similar compensation shall be due and owing in connection with the purchase and sale of the Property. Seller and Purchaser agree to indemnify and hold one another harmless from any cost or claim of any agent, broker or person other than the Broker alleging to be acting for the indemnifying party for fee, commission or other compensation by reason of this transaction. The indemnity obligations set forth herein shall survive the Closing or any termination or cancellation of this Contract notwithstanding any contrary provision hereof.

15.	NOTICES TO PURCHASER AND SELLER:

A.	At the time of the execution of this Contract, Broker has advised and hereby advises Purchaser, by this writing, that Purchaser should be furnished with or obtain a policy of title insurance or if an abstract covering the Property is provided in lieu thereof, Purchaser should have said abstract examined by an attorney of Purchaser’s choice. If a Title Policy is to be furnished, the Commitment should be promptly reviewed by an attorney of Purchaser’s choice due to the time limitations on Purchaser’s right to object.

B.	If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49 of the Texas Water Code requires Seller to deliver and Purchaser to sign, the statutory notice relating to the tax rate, bonded indebtedness, or standby fee of the district prior to final execution of this Contract.

C.	If the Property abuts the tidally influenced submerged lands of the state, Section 33.135, Texas Natural Resources Code, requires a notice regarding coastal area property to be included in the Contract.

16.	SALE EXPENSES: The following sale expenses shall be paid in cash at or prior to the Closing:

A.

SELLER’S EXPENSES: All costs of releasing existing liens and recording the releases; the cost of the Title Policy (excluding the cost of the survey deletion and the cost of any endorsements that may be requested by Purchaser); tax statements;  1/2 of any escrow fee; Seller’s attorney’s fees; and other expenses stipulated to be paid by Seller under other provisions of this Contract. Any leasing commissions which are due and payable prior to the Effective Date hereof for any new leases or renewals or expansions of existing leases which are executed prior the Effective Date hereof must either be paid by Seller or credited against the Purchase Price. The provisions of the foregoing sentence are in addition to the provisions of Section 19A(1), below.

B.

PURCHASER’S EXPENSES: All expenses incident to any new loan (e.g., loan procurement fees, preparation of note, deed of trust, and other loan documentation, recording fees, Mortgagee’s Title Policy, prepayable interest, credit reports);  1/2 of any escrow fee; the cost of the Survey and any update thereto; Purchaser’s attorney’s fees; preparation of the Deed, the Bill of Sale, the Assignment of Operating Agreements, the Assignment of Warranties and Guaranties and the Tenant Notice Letter; and other expenses stipulated to be paid by Purchaser under other provisions of this Contract.

17.	PRORATIONS: Assessments (including any charges under any property owner’s associations and condominium associations, recorded declarations, or the like), utility charges, current taxes, rents, maintenance fees, Operating Agreements and other contracts and agreements which Purchaser assumes shall be prorated as of 12:01 a.m. on the Closing Date with Purchaser being entitled to all income and liable for all expenses as of the Closing Date. At the Closing, Seller shall pay to Purchaser in cash the amount of any prepaid rents paid to Seller by tenants of the Property relating to periods beginning with the Closing Date. If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes shall be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Purchaser, if necessary, when actual tax figures are available. All roll-back taxes which are assessed against the property due to a change in land use or ownership shall be paid by Purchaser. Any special assessments applicable to the Property for improvements previously made to benefit the Property shall be paid by Seller. Seller shall pay to Purchaser at the Closing in cash the amount of any deposits that were paid by tenants of the Property, and Purchaser shall send tenant notice letters to the tenants stating that it has received and is responsible for the deposits, specifying the exact dollar amount of such deposit. No prorations shall be made in relation to rents delinquent as of the Closing Date, but Purchaser shall make a good faith attempt (but Purchaser shall not be required to institute any suit) to collect the same for Seller’s benefit after the Closing and such collections, if any, shall be applied first to rents accruing after the Closing Date with the balance being applied to the rents accruing prior to the Closing Date.

18.	DEFAULT:

A.

PURCHASER DEFAULT: If Purchaser fails or refuses to perform any of its obligations set forth herein within the time required, which failure or refusal continues for ten (10) days after notice from Seller and which failure or refusal is not waived by Seller or cured, for any reason other than the termination of this Contract pursuant to a right to terminate expressly set forth herein or Seller’s failure to perform Seller’s obligations hereunder, then Seller, as Seller’s sole and exclusive remedy, may terminate this Contract by giving written notice thereof to Purchaser prior to or at the Closing, whereupon neither Purchaser nor Seller shall have any further rights or obligations to the other hereunder (other than Purchaser’s obligations to Seller set forth in Section 10 hereof), and the Title Company shall deliver the Earnest Money (or so much thereof as has been deposited) to Seller, which shall constitute liquidated damages hereunder free of any claims by Purchaser or any other person with respect thereto. It is agreed that the Earnest Money to which Seller may be entitled hereunder is a reasonable forecast of just compensation for the harm that would be caused by Purchaser’s breach, that the harm that would be caused by such breach is one that is impossible or very difficult to ascertain but that the Earnest

Money is a reasonable estimation thereof, and that the payment of the Earnest Money upon such breach (other than a breach of Purchaser’s obligations to Seller set forth in Section 10 hereof) shall constitute full satisfaction of Purchaser’s obligations hereunder after default by Purchaser.

B.	SELLER DEFAULT: If Seller fails or refuses to consummate the sale of the Property pursuant to this Contract or fails to perform any of Seller’s other obligations hereunder in the manner and within the time required, which failure or refusal continues for ten (10) days after notice from Purchaser, and which failure or refusal is not waived by Purchaser, for any reason other than the termination of this Contract pursuant to a right to terminate expressly set forth herein or Purchaser’s failure to perform Purchaser’s obligations hereunder, then Purchaser, as Purchaser’s sole and exclusive remedy, may either (i) enforce specific performance of Seller’s obligations hereunder, or (ii) terminate this Contract by giving written notice thereof to Seller prior to or at the Closing, in which event the Title Company shall deliver the Earnest Money to Purchaser, free of any claims by Seller or any other person with respect thereto, except for $100.00 which shall be delivered to Seller as independent consideration for this Contract, whereupon neither Seller nor Purchaser shall have any further rights or obligations to the other hereunder (other than Purchaser’s obligations to Seller set forth in Section 10 hereof). If Purchaser terminates this Contract pursuant to any right to do so set forth herein, and neither party hereto shall have any further rights or obligations hereunder (other than Purchaser’s obligations to Seller set forth in Section 10 hereof), and the Title Company shall deliver the Earnest Money (or so much thereof as has been deposited) to Purchaser, free of any claims by Seller or any other person with respect thereto.

19.	COVENANTS OF SELLER:

A.	From the effective date of this Contract until the Closing Date or earlier termination of this Contract, Seller shall:

(1)	After the Effective Date hereof, not enter into any lease or other agreement with respect to the occupancy of any portion of the Property, or any renewals, extensions, modifications or expansions of any lease, without the prior written consent of Purchaser, which will not be unreasonably withheld or delayed. All costs (i.e. - leasing commissions and tenant finish costs) associated with any such new lease or any renewal, extension, modification or expansion of any existing lease (i.e. - a new lease or renewal, extension, modification or expansion of any existing lease which has been approved by Purchaser and is entered into after the date hereof) will be prorated between Seller and Purchaser based on the percentage of the lease term after the payment of rent commences which occurs before and after the Closing.

(2)	Intentionally Deleted.

(3)	Maintain the Improvements and Personal Property in as good condition and state of repair as that existing on the date of this Contract, normal wear and tear excepted.

(4)	Not without the prior written consent of Purchaser enter into any written or oral service contract, Operating Agreement or other agreement with respect to the Property that will not be fully performed by Seller on or before the Closing Date.

(5)	Not, without the prior written consent of Purchaser: (i) permit any structural modifications or additions to the Property; or (ii) sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of the Property.

(6)	Advise Purchaser promptly of any litigation, arbitration, administrative hearing, or legislation before any governmental body or agency of which Seller is notified concerning or affecting the Property which is instituted or threatened after the date hereof.

(7)	Keep the Property insured against casualty and other loss and damage to the same extent as insured as of the Effective Date.

(8)	Not further encumber or permit the further encumbrance of the Property in any manner that will not be released on or before the Closing Date.

20.	REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby represents and warrants to Purchaser that as of the Effective Date and at Closing to Seller’s actual current knowledge:

A.	Other than Seller and the tenant under the APS Lease, there are no parties in possession of any portion of the Property as lessees, tenants at sufferance, or trespassers.

B.	Seller has received no actual notice of any pending or threatened condemnation or similar proceeding or assessment affecting the Property, or any part thereof, nor is any such proceeding or assessment contemplated by any governmental authority. Seller has received no notice of any special assessments from the Association.

C.	No other action, suit or proceeding is pending or threatened against or affecting any part of or interest in the Property or Seller’s ability to perform hereunder, or relating to or arising out of the disposition, ownership or development of the Property, in or before or by, without limitation, any court, department, commission, board, bureau, agency or other governmental authority, and Seller has received no notice (whether oral or written) that any such proceeding is contemplated.

D.	Seller has not received notice of any condition existing with respect to the Property or the operation of the Property that violates any restrictive covenant, or any city, county, state or federal regulation, ordinance, or statute, including the violation of any zoning ordinance or use restriction.

E.	Intentionally Deleted.

F.	There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws pending against Seller or the Property.

G.	At the Closing, there will be no unpaid bills for labor or materials furnished to Seller in connection with the Property that would cause a mechanic’s or materialmen’s lien to be filed on the Property.

H.	The individual executing this Contract on behalf of Seller has the power and authority legally necessary to enter into this Contract and to bind Seller, to execute and deliver the closing documents and to sell and convey the Property to Purchaser in accordance with the terms of this Contract;

I.	Seller has the power and authority legally necessary to enter into this Contract, execute and deliver the closing documents and sell and convey the Property to Purchaser in accordance with the terms of this Contract.

J.	There is no right of first refusal, option to purchase, purchase contract or other prior right of any party to purchase any portion of the Property.

K.	All taxes, charges, debts, and other assessments with respect to the Property have been paid through the year 2007.

L.	Seller is not a foreign person in accordance with the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), or a United States Real Property Holding Company in accordance with Section 897(c) (2) of the Code and Seller will furnish to Purchaser at the Closing an affidavit to such effect in accordance with and in conformity to the requirements of Section 1445(b) (2) of the Code; the transaction contemplated hereby is not subject to the withholding requirements of Section 1445 of the Code.

PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE WARRANTIES OF SELLER’S DEED AND THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THE CONTRACT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE NATURE, QUALITY OR CONDITION OF SUCH SUBJECT PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE SUBJECT PROPERTY; (C) THE SUITABILITY OF THE SUBJECT PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE SUBJECT PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, WITHOUT LIMITATION, THE ENDANGERED SPECIES ACT (“ESA”) AND ANY FEDERAL, STATE, AND/OR LOCAL LAWS AND/OR REGULATIONS DESIGNED TO IMPLEMENT OR RELATED TO THE ESA; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH SUBJECT PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE SUBJECT PROPERTY. WITHOUT LIMITING THE FOREGOING, AND EXCEPT AS OTHERWISE PROVIDED IN THE CONTRACT, SELLER DOES NOT AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER OR ABOUT SUCH SUBJECT PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF SUCH SUBJECT PROPERTY WITH ANY LAWS REGARDING HAZARDOUS SUBSTANCES. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT BEING GIVEN THE OPPORTUNITY TO INSPECT THE SUBJECT PROPERTY, PURCHASER WILL BE PURCHASING THE SUBJECT PROPERTY PURSUANT TO ITS INDEPENDENT EXAMINATION, STUDY, INSPECTION AND KNOWLEDGE OF THE SUBJECT PROPERTY, AND PURCHASER IS RELYING UPON ITS OWN DETERMINATION OF THE VALUE OF THE SUBJECT PROPERTY AND USES TO WHICH THE SUBJECT PROPERTY MAY BE PUT, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS EXPRESSLY STATED IN THE CONTRACT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE SUBJECT PROPERTY WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE AND WILL NOT BE OBLIGATED TO MAKE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH

INFORMATION AND SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE OCCURRENCE OF THE CLOSING SHALL CONSTITUTE AN ACKNOWLEDGMENT BY PURCHASER THAT THE SUBJECT PROPERTY WAS ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (EXCEPT FOR THE WARRANTIES OF TITLE SET FORTH IN THE DEED OR IN THE CONTRACT, IF ANY), AND OTHERWISE IN AN “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” CONDITION BASED SOLELY ON PURCHASER’S OWN INSPECTION. THE ACKNOWLEDGMENTS AND AGREEMENTS OF PURCHASER SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE CLOSING AND SHALL NOT BE MERGED THEREIN. THIS ENTIRE PARAGRAPH HAS BEEN THE SUBJECT OF NEGOTIATION BETWEEN THE PARTIES TO THIS CONTRACT, AND THE TERMS CONTAINED IN THIS PARAGRAPH HAVE BEEN BARGAINED FOR AND ARE A MATERIAL PART OF THE CONSIDERATION FOR THIS CONTRACT. THE DEED, AND ANY OTHER CONVEYANCING DOCUMENTS, DELIVERED AT THE CLOSING SHALL CONTAIN DISCLAIMER OF WARRANTY AND “AS IS” LANGUAGE AS SET FORTH ABOVE.

PURCHASER HEREBY KNOWINGLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS, BENEFITS AND REMEDIES UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT SET FORTH IN SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED, AND ANY SUCCESSOR STATUTE, WITH RESPECT TO ANY MATTERS PERTAINING TO THIS CONTRACT AND THE TRANSACTION CONTEMPLATED HEREBY. IN CONNECTION WITH THE WAIVER SET FORTH IN THIS PARAGRAPH, PURCHASER STATES, ADOPTS, ACKNOWLEDGES, AND REPRESENTS THE FOLLOWING: PURCHASER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED, AND ANY SUCCESSOR STATUTE. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

21.	CONDEMNATION: If, prior to Closing, the Property becomes subject to a taking by virtue of eminent domain, to any extent whatsoever, which shall include but not be limited to the filing of a lawsuit or receipt of notice that a condemnation is proposed or pending, Purchaser may, at its option, terminate this Contract by written notice to Seller, whereupon the Earnest Money shall be refunded to Purchaser, except for $100.00 which shall be delivered to Seller as independent consideration for this Contract. If this Contract is not so terminated, any award in condemnation shall, at the Purchaser’s election, become the property of Seller and reduce the Purchase Price by the same amount or shall become the property of Purchaser and the Purchase Price shall not be reduced. Seller shall execute any and all required documents and assignments to effect the provisions of the foregoing sentence. Seller agrees to immediately notify Purchaser of any eminent domain proceedings threatened or pending.

22.	CASUALTY LOSS: Notwithstanding the provisions of Section 5.007 of the Texas Property Code, in the event that all or any “substantial portion” of the Property shall be damaged or destroyed by fire or other casualty after the Effective Date and before the Closing, Purchaser may, at its option, terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the casualty, in which event Purchaser shall receive an immediate refund of the Earnest Money together with all accrued interest thereon, with the exception of $100.00 which shall be delivered to Seller as independent consideration for this Contract. In the event Purchaser does not terminate this Contract as described above, Seller shall deliver to Purchaser at the Closing any insurance proceeds received by Seller attributable to the Property from such casualty, together with an amount equal to the deductibles, if any, applicable to such loss under the insurance policies, and assign to Purchaser all of Seller’s rights to receive any further payments under said insurance policies, and there shall be no reduction in the Purchase Price. If the casualty loss does not involve a “substantial portion” of the Property, as defined herein, then neither party shall be entitled to terminate this Contract as a result thereof, and Seller shall deliver to Purchaser at the Closing any insurance proceeds received by Seller attributable to the Property from such casualty, together with an amount equal to the deductibles, if any, applicable to such loss under the insurance policies, and assign to Purchaser all of Seller’s rights to receive any further payments under said insurance policies, and there shall be no reduction in the Purchase Price.

For purposes of the foregoing paragraph, “substantial portion” of the Property shall be deemed to mean any casualty loss which is equal to or greater than (a) $100,000.00 or (b) 10% of the aggregate gross number of square feet contained in the Units.

23.	UTILITIES: It shall be Purchaser’s responsibility to transfer utility service for the Property as of the Closing Date. Seller shall be entitled to a return of all deposits made by it with any company providing utility service.

24.	MISCELLANEOUS:

A.

Any notice required or permitted to be delivered hereunder may be given by personal delivery to the party entitled thereto, by facsimile transmission, by any courier service which guarantees overnight, receipted delivery, or sent by United States mail, postage prepaid, certified mail, return receipt requested, addressed to Seller or Purchaser, as the case may be, at the address set forth below the signature of such party or at such other address for a party as it may specify in writing to the other party from time to time. Any notice given to the proper address will be deemed to have been received on the earlier of (i) actual receipt, (ii) the first business day following deposit with an overnight courier service which guarantees receipted delivery (iii) four days after deposit in the U.S. Mail or (iv) eight days after deposit with any foreign mail service. If an attempt to give notice by facsimile transmission fails because of any problem with the recipient’s designated facsimile number or facsimile equipment, such notice will nevertheless be considered to have been received at the time such transmission was attempted if it is also sent that day by a commercially recognized overnight courier service to the recipient for receipt on the following day. Any notice under Section 10 of this Contract, if sent by facsimile transmission, will be deemed to be received upon Purchaser’s receipt of confirmation on its machine of receipt and may be sent by Purchaser’s counsel.

B.	This Contract shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Travis County, Texas.

C.	This Contract shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Section 25 hereof, their respective heirs, executors, administrators, legal representatives, successors, and assigns.

D.	In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, and unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

E.	Except as expressly stated in this Contract, all of the representations, warranties, covenants, and agreements of the parties shall expire at the Closing and shall be merged therein.

F.	This Contract constitutes the sole and only agreement of the parties hereto relating to the purchase and sale of the Property and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter and cannot be changed except by their written consent.

G.	Time is of the essence in this Contract.

H.	Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

I.

The terms and provisions of this Contract represent the results of negotiations between Seller and Purchaser, each of which has been represented by counsel of its own selection, and neither of which has acted under duress or compulsion whether legal, economic or otherwise. Consequently, the terms and provisions of this Contract shall be interpreted and construed in accordance with their usual and customary meanings, and Purchaser and Seller hereby expressly waive and disclaim, in connection with the interpretation and construction of this Contract, any rule of law or procedure requiring otherwise, including, without limitation, any rule of law to the effect that ambiguous or conflicting terms or provisions contained herein shall be interpreted or construed against the parties whose attorneys prepared this Contract or any earlier draft hereof.

J.	The captions used in this contract are for reference only and shall not modify or affect this Contract in any manner whatsoever.

K.	Purchaser and Seller hereby consent that venue of any action brought under this Contract shall be in Travis County, Texas, provided that venue of such action is legally proper in Travis County, Texas.

L.	Any party to this Contract who is the prevailing party in any legal proceeding against any other party brought under or with relation to this Contract or transaction shall be additionally entitled to recover court costs and reasonable attorney’s fees from the non-prevailing party.

M.	If any deadline, date or time for performance of any obligation hereunder falls on a Saturday, Sunday, legal holiday or day in which banks in Austin, Texas are closed for the normal conduct of business, then such deadline, date or time for performance shall be automatically extended to the first day which is not a Saturday, Sunday, legal holiday or day when banks in Austin, Texas are closed for the normal conduct of business.

25.	ASSIGNMENT: Purchaser may not assign this Contract without the prior written consent of Seller, provided, however, that Purchaser may assign this Contract to an affiliated entity of Purchaser that controls, is controlled by, or is under common control with, Purchaser, if the assignee assumes all of Purchaser’s obligations under this Contract in writing and Purchaser promptly delivers to Seller a fully executed copy of said assignment.

26.	SECTION 1031 EXCHANGE: Purchaser and Seller each agree to cooperate with one another in connection with any efforts to close this sale in accordance with the provisions of the rules, regulations and requirements of Section 1031 of the Code (as defined in Section 20G hereof) and thereby to obtain the tax benefits of such Code provision; provided, however, that (i) no delay or extension of the Closing Date or any other time period for performance set forth herein shall be implied by such requirement of cooperation, and (ii) neither party shall incur or be required to pay any costs or expenses or to undertake any liability or exposure to liability as a result of the other’s Section 1031 tax deferred exchange activities.

27.	LEASING CONTINGENCY TO CLOSING: Affiliates of Seller and Purchaser are negotiating a lease of approximately 50,000 square feet in the “Davis Springs” mixed-use development owned by an affiliate of Purchaser, with the affiliate of Seller as the tenant and the affiliate of Purchaser as the Landlord (the “Lease”). Each party hereby agrees to cause its affiliate to execute the Lease, once mutually negotiated, and deliver the same to the affiliate of the other party prior to the expiration of the Feasibility Period. If, for whatever reason, the Lease is not executed and delivered by both parties prior to Closing, this Contract shall automatically terminate and the Earnest Money, less the $100.00 independent consideration, shall be delivered to the Purchaser. Each party also hereby agrees that the Lease shall provide that the same shall be terminated and of no force or effect if Purchaser fails or refuses to consummate the purchase of the Property anticipated by this Contract for any reason other than a Seller default.

28.	REPRESENTATIONS AND WARRANTIES OF PURCHASER: Purchaser hereby represents and warrants to Seller that as of the Effective Date and at Closing:

A.	The individual executing this Contract on behalf of Purchaser has the power and authority legally necessary to enter into this Contract and to bind Purchaser, to execute and deliver the closing documents and to purchase the Property from Seller in accordance with the terms of this Contract; and

B.	Purchaser has the power and authority legally necessary to enter into this Contract, execute and deliver the closing documents and purchase the Property from Seller in accordance with the terms of this Contract.

29.	ESTOPPEL CERTIFICATE: Seller shall exercise reasonable, good faith efforts to obtain and deliver to Purchaser an Estoppel Certificate executed by APS in the form attached hereto as Exhibit “F”. Seller shall deliver a copy of such Estoppel Certificate to Purchaser for Purchaser’s review promptly upon receipt by Seller from such tenant. If the tenant alters the form of such Estoppel Certificate in any material way, or if any of the Estoppel Certificate as executed by the tenant does not conform to the provisions of the APS Lease, such change(s) or inconsistenc(y)(ies) must be approved by Purchaser. Purchaser shall exercise its reasonable, good-faith efforts to communicate to Seller any objections which Purchaser may have to the Estoppel Certificate as promptly as possible after receipt by Purchaser, and in any event, not later than three (3) days after receipt by Purchaser. If Purchaser objects to the Estoppel Certificate, Seller will have until Closing to cure such objection(s). If Seller fails to cure such objection(s) prior to the Closing, Purchaser, as Purchaser’s sole and exclusive remedy, shall have the right to either terminate this Contract or to waive the objections. In the event Purchaser fails to object to the Estoppel Certificate prior to the end of the aforesaid three (3) day period, Purchaser shall be deemed to have waived any objections to such Estoppel Certificate.

30.	EFFECTIVE DATE: The “Effective Date” of this Contract shall be the date on which a fully executed counterpart hereof is delivered to the Title Company. If the Effective Date does not occur on or before April 4, 2008, this Contract and any offer evidenced hereby shall be null and void.

EXECUTED to be effective on the Effective Date.

SELLER:

HEALTHTRONICS, INC., a Georgia corporation

By:	/s/ James Whittenburg
James Whittenburg, Chief Executive Officer

Date:

Attn: Mr. Ross Goolsby, Chief Financial Officer
1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746

(512) 314-4554 Telephone
(512) 314-4305 FAX

With a copy to:

Strasburger & Price, LLP
Attn: Mr. James T. Cameron
600 Congress Avenue, Suite 1600
Austin, Texas 78701

(512) 499-3600 Telephone
(512) 499-3660 FAX

PURCHASER:

HPI ACQUISITION COMPANY, LLC, a Texas limited liability company

By:
Name:
Title:

By:	/s/ Sam J. Houston
Sam J. Houston, Division Director – Office Division

Date:

Attn: Mr. Sam J. Houston
3600 N. Capital of Texas Hwy, Bldg. B, Suite 250
Austin, Texas 78746

(512) 835-4455 Telephone
(512) 835-1222 FAX

With a copy to:

David P. Crist
7200 MoPac Expressway N.
Suite 440
Austin, Texas 78731

(512) 794-8566 Telephone
(512) 346-5426 FAX

ATTACH:

Exhibit “A” - Property Description

Exhibit “A-1” - List of Certain Submission Items

Exhibit “B” - Condominium Warranty Deed

Exhibit “C” - Bill of Sale

Exhibit “D” - Assignment and Assumption of Operating Agreements

Exhibit “E” - Assignment of Warranties and Guarantees

Exhibit “F” - Estoppel Certificate

EXHIBIT “A”

Property Description

EXHIBIT “A-1”

List of Certain Submission Items

(Section 8.B.)

EXHIBIT “B”

CONDOMINIUM WARRANTY DEED

(WITH VENDOR’S LIEN)

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS	§

That HEALTHTRONICS, INC., a Georgia corporation, acting herein by and through its duly authorized officer (“Grantor”), for the consideration hereinafter stated paid and secured to be paid by                             , a Texas                              (“Grantee” whether one or more), in the manner hereinafter stated, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY, unto Grantee, subject to and upon the covenants, restrictions, limitations, conditions and other matters hereinbelow stated, the following described property located in Travis County, Texas, to wit:

Condominium Unit No.              (the “Unit”), in the Capital View Center Condominiums (the “Project”), a condominium project more fully described in the Declaration of Condominium Regime for Capital View Center Condominiums recorded under Document No.             , Official Public Records of Travis County, Texas (the “Declaration”), including: (a) an undivided interest in the General Common Elements; and (b) any Limited Common Elements assigned to the Unit, all as described in the Declaration (the “Condominium”), together with all of the rights and privileges granted to condominium owners in the Declaration, to which Declaration reference is here made for a full and complete description of the Condominium and rights. The Condominium and other rights herein described are hereinafter collectively referred to as the “Property”.

This grant and conveyance is made and accepted subject to:

(1) The provisions of the Texas Uniform Condominium Act, hereinafter called “Act”, which Act is incorporated herein and made a part hereof by reference for all purposes;

(2) The provisions, covenants, restrictions, easements, limitations and conditions contained and set out in the Declaration as the same may be lawfully amended from time to time;

(3) The Certificate of Formation and Bylaws of                             , Inc. or its successors or assigns (“Association”), as the same may be lawfully amended from time to time (the “Articles and Bylaws”), which Articles and Bylaws are incorporated herein and made a part hereof for all purposes;

(4) The liens securing payment of ad valorem taxes for the current and all subsequent years;

(5) All items of record in Travis County, Texas, or which are otherwise affecting the Property, which are listed on Exhibit “A” attached hereto.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, Grantee’s successors and assigns, forever; and Grantor does hereby bind Grantor and Grantor’s successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise, except, however, that this conveyance is made subject to those exceptions and obligations of Grantee hereinbefore stated in this Deed.

The sum of                              and No/100 ($            ) Dollars has been paid to Grantee in cash by                              (hereinafter called “Mortgagee”), at the special instance and request of Grantee, and upon the express promise of Grantee to pay to Mortgagee the said sum of $            , with interest thereon, as evidenced by a certain promissory note of even date herewith (the “Note”), executed by Grantee payable to the order of Mortgagee, in the principal sum of $            , bearing interest at the rate therein provided, which said note is secured, in addition to the Vendor’s Lien herein retained, by a Deed of Trust and Security Agreement of even date herewith upon and covering the above-described Property, executed by Grantee to                              trustee for the benefit of Mortgagee.

To secure payment of the Note, a Vendor’s Lien and Superior Title are retained against the above-described Property until said Note and all interest thereon is fully paid and satisfied according to its face, tenor, effect and reading, and Grantor, for value received from Mortgagee, as recited above, does hereby TRANSFER, ASSIGN, and SET OVER, unto Mortgagee, its successors and assigns, the said Vendor’s Lien retained to secure the Note, together with the Superior Title remaining in Grantor

Grantee’s address:

[Grantor Signature and Acknowledgment Follow].

Executed this the          day of                     , 2008.

HEALTHTRONICS, INC., a Georgia corporation

By:
Name:
Title:

THE STATE OF	§
§
COUNTY OF	§

BEFORE ME, the undersigned Notary Public, on this day personally appeared                             ,                              of Healthtronics, Inc. a Georgia corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed on behalf of said corporation.

Notary Public in and for the State of

EXHIBIT “A” TO CONDOMINIUM WARRANTY DEED

PERMITTED EXCEPTIONS

EXHIBIT “C”

BILL OF SALE

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THIS BILL OF SALE (this “Bill of Sale”), is executed and delivered on the          day of                     , 200  , by                              (“Seller”), to and in favor of                              (“Purchaser”).

RECITALS

Purchaser and Seller have previously executed that certain Earnest Money Contract — Commercial Improved Property (Office Condominiums) dated                     , 2008 (the “Contract”) for the purchase and sale of the real property and improvements located at                      in                     , Texas, more particularly described as follows (the “Real Property”):

Concurrently with the execution and delivery of this Bill of Sale, Seller has conveyed the Property to Purchaser, by Condominium Warranty Deed, pursuant to and under the terms and conditions of the Contract.

In connection with such conveyance, and in accordance with the further terms and conditions of the Contract, Seller desires to transfer and convey to Purchaser and Purchaser desires to accept from Seller, all of Seller’s right, title and interest in and to (i) all personal property located on the Real Property and the improvements thereon, including all carpets, window treatments, blinds, drapes, appliances, furniture and other furnishings, keys and locks, maintenance equipment and tools and all other machinery, equipment, fixtures and other personal property of every kind and character, including but not limited to light fixtures, sheetrock, doors, and any other building materials located on the Real Property and intended to be installed for tenant finish out, and all accessories and additions thereto, and (ii) all plans and specifications, site plans, surveys, soil and substrata studies, architectural drawings, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind which relate to the Real Property or the Improvements, and (iii) all building permits, certificates of occupancy, utility commitments, licenses or permits and other property or rights relating to the operation, ownership, construction, repair or maintenance of the improvements (the “Personal Property”);

AGREEMENTS

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby confessed and acknowledged, Seller does hereby GRANT, CONVEY, SET OVER and ASSIGN unto Purchaser all of the right, title and interest of Seller in and to the Personal Property.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed effective as of the date first above written.

SELLER:

By:
Name:
Title:

EXHIBIT “D”

ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS (this “Agreement”), is executed and delivered on the          day of                     , 200  , by                              (“Assignor”), to and in favor of                              (“Assignee”).

RECITALS

Concurrently with the execution and delivery of this Agreement, Assignor has conveyed to Assignee, by Condominium Warranty Deed, the tract of land in                      County, Texas which is located at                      in                     , Texas, more particularly described as follows (the “Real Property”):

In connection with such conveyance, Assignor desires to transfer and convey to Assignee and Assignee desires to accept from Assignor, all of Assignor’s right, title and interest in and to the service, maintenance and operating contracts and agreements relating to the Real Property listed on Exhibit “A” attached hereto (the “Contracts”).

AGREEMENTS

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby confessed and acknowledged, Assignor does hereby GRANT, CONVEY, SET OVER and ASSIGN unto Assignee all of Assignor’s right, title and interest in and to the Contracts.

Assignor hereby agrees to indemnify, defend and hold Assignee harmless from any and all obligations, debts and liabilities of Assignor under the Contracts accruing prior to the date hereof and during the time in which Assignor owned any interest in the Property.

By the acceptance hereof Assignee assumes and agrees to keep and perform the obligations of Assignor under the Contracts accruing from and after the date hereof. Assignee hereby agrees to indemnify, defend and hold Assignor harmless from any and all obligations, debts and liabilities of Assignee under the Contracts accruing on and after the date hereof.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed effective as of the date first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

ATTACH:

EXHIBIT “A” - List of Contracts

EXHIBIT “A” to Assignment and Assumption of Operating Agreements

Attach List of Operating Agreements to be assumed

EXHIBIT “E”

ASSIGNMENT OF WARRANTIES, GUARANTEES AND GENERAL INTANGIBLES

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THIS ASSIGNMENT OF WARRANTIES, GUARANTIES AND GENERAL INTANGIBLES (this “Assignment”), is executed and delivered on the          day of                     , 200  , by                              (“Assignor”), to and in favor of                              (“Assignee”).

RECITALS

Concurrently with the execution and delivery of this Assignment, Assignor has conveyed to Assignee, by Condominium Warranty Deed, the tract of land in                      County, Texas which is located at                              in                             , Texas, more particularly described as follows (the “Real Property”):

In connection with such conveyance, Assignor desires to transfer and convey to Assignee and Assignee desires to accept from Assignor, all of Assignor’s right, title and interest in and to all builder’s, contractor’s, manufacturer’s and supplier’s warranties and guarantees, if any (the “Warranties and Guarantees”), and all general intangibles and contract rights, leases goodwill, site plans, permits, approvals, licenses, telephone exchanges (to the extent the same are specific to the improvements) and all other intangibles of any kind, type or nature whatsoever which relate to the Real Property (the “Intangibles”).

AGREEMENTS

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby confessed and acknowledged, Assignor does hereby GRANT, CONVEY, SET OVER and ASSIGN unto Assignee all of Assignor’s right, title and interest in and to the Warranties and Guarantees and the Intangibles.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed effective as of the date first above written.

ASSIGNOR:

By:
Name:
Title:

EXHIBIT “C”

ESTOPPEL CERTIFICATE

The purpose of this certificate is to confirm the current status of matters relating to the Lease described below. It is for the benefit of the owner or prospective purchaser or mortgagee of the Building in which the Leased Premises are located.

(1) The undersigned is the Lessee or Tenant under a lease agreement between                             , as Lessor (together with the successors in interest of said Lessor in and to the Building, “Landlord”), and                             , as Tenant, dated                     ,         , covering the premises consisting of approximately          square feet of space (the “Leased Premises”) in the building located at 9171 capital of Texas Highway, Austin, Texas (the “Building”). A copy of the fully executed lease agreement and all amendments or modifications thereto, if any (collectively, the “Lease”), are attached hereto. There are no other modifications or amendments to the Lease.

(2) There are no unfulfilled written or oral promises, representations or warranties by the Landlord.

(3) There are no subleases of the Leased Premises or any portion thereof, except as follows: ___________________________________________________________.

(4) The Lease is in good standing and in full force and effect. Landlord is not in default under the Lease. Tenant agrees to give notice of any Landlord default to any purchaser or lender making written request to Tenant for the same.

(5) Except for rents (if any) which may be due under the Lease for the current month, there are no rents or other charges which have been prepaid to Landlord under the Lease other than the following:

.

(6) The amount of security deposit currently posted by Tenant with Landlord is $             in the form of (            ) cash, or (            ) an irrevocable, unconditional letter of credit issued by                              in favor of                             , as Landlord, which is still valid.

(7) Tenant acknowledges that the space being leased consists of                      rentable square feet, that the improvements to be constructed by Landlord, if any, in the Leased Premises have been satisfactorily completed, that the Leased Premises have been accepted by Tenant, that Tenant now occupies the Leased Premised, and that the commencement date for the term of the Lease was                     ,         , and the expiration date of the term of the Lease is                             .

(8) There are no rentals or other charges under the Lease which are due and unpaid. Rentals are fully paid (if required by the Lease) through the last day of the month in which this Estoppel Certificate has been executed.

(9) Tenant has no known offsets or credits against rentals or other charges under the Lease except as expressly provided by the terms of the Lease. Tenant has no known right of recission of the Lease or any defense to Tenant’s future obligations to pay the specified rentals and other charges under the Lease at the times and in accordance with the Lease terms. Tenant has not received any concession (rental or otherwise) or similar compensation not expressed in the Lease.

(10) Tenant has no options or rights of refusal regarding (i) the purchase of the Building in which the Leased Premises are a part or (ii) the leasing of the Leased Premises or additional space in the Building, other than as set out in the Lease.

(11) Tenant has no rights to extend or renew this Lease other than:                         .

(12) Tenant acknowledges that this Estoppel Certificate and the statements therein may be conclusively relied upon by Landlord and by any prospective purchaser or lien holder of the Leased Premises.

(13) This agreement shall be binding upon and shall inure to the benefit of the Landlord, any present or future mortgagee, any prospective purchaser or master Lessee of the Building, and their successors and assigns.

EXECUTED this          day of                     , 2008.

By:
Name:
Title:

FIRST AMENDMENT TO EARNEST MONEY CONTRACT—COMMERICAL

IMPROVED PROPERTY (OFFICE CONDOMINIUMS)

This FIRST AMENDMENT TO EARNEST MONEY CONTRACT—COMMERCIAL IMPROVED PROPERTY (OFFICE CONDOMINIUMS) (this “Amendment”) is entered into effective as of April 15, 2008 by and between HEALTHTRONICS, INC., a Georgia corporation (“Original Seller”), HEALTHTRONICS GROUP, L.P., a Delaware limited partnership, f/k/a Prime Medical Management, L.P. (“Seller”), and HPI ACQUISITION COMPANY, LLC, a Texas limited liability company (“Purchaser”).

A. Purchaser and Original Seller are parties to that certain Earnest Money Contract—Commercial Improved Property (Office Condominiums) dated effective April 1, 2008, (the “Contract”), for the purchase and sale of condominium units located at 1301 Capital of Texas Hwy. South, in the City of Westlake Hills, Travis County, Texas, as more particularly described in the Contract (the “Property”).

B. Seller and Purchaser wish to amend the Contract as set forth herein.

NOW, THEREFORE, in consideration of the premises and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby confessed and acknowledged, Seller and Purchaser hereby agree as follows:

1. Seller Entity. Original Seller was incorrectly identified as the “Seller” in the Contract. The actual holder of fee simple title to the Property is Healthtronics Group, L.P., a Delaware limited partnership, f/k/a Prime Medical Management, L.P. All references to “Seller” in the Contract are hereby amended to mean Healthtronics Group, L.P., a Delaware limited partnership, f/k/a Prime Medical Management, L.P.

2. Property Description. In referring to the Property, all references in the Contract to “Austin” or the “City of Austin,” are hereby amended to be to “Westlake Hills” or the “City of Westlake Hills,” as the context requires. Exhibit “A” attached to the Contract is hereby replaced with Exhibit “A” attached to this Amendment.

The reference in Section 2.A. of the Contract to “Condominium Unit Nos. 201 and 202, Building B and Unit Nos., 100, 200 and 300, Building C” is hereby amended to be “Condominium Units 1-B-2 and 2-B-2, Building B and Units 1-C-1, 2-C-1, 3-C-1, 1-C-2 and 1-C-3, Building C.”

3. List of Submission Items. The letter attached to this Amendment as Exhibit “A-1” is hereby inserted as Exhibit “A-1” to the Contract.

4. Counterparts. This Amendment may be executed in several counterparts and all counterparts so executed shall together be deemed to constitute one final agreement as if signed by all parties hereto and all counterparts shall be deemed to be an original.

Any signature page of this Amendment may be detached from any counterpart of this Amendment and reattached to any other counterpart of this Amendment identical in form hereto but having attached to it one or more additional signature pages. Furthermore, the undersigned agree that transmission of this Amendment by telecopy shall be deemed transmission of the original Amendment for all purposes.

5. Other Terms. All other terms conditions and provisions of the Contract are hereby ratified and confirmed and remain in full force and effect as of the date thereof except as expressly modified hereby.

6. Capitalized Terms. All capitalized terms set forth herein shall have the meanings ascribed to them in the Contract unless specifically defined herein.

EXECUTED as to be effective as of the date first written above.

ORIGINAL SELLER:

HEALTHTRONICS, INC., a Georgia corporation

By:
Name:
Title:

SELLER:

HEALTHTRONICS GROUP, L.P., a Delaware limited partnership, f/k/a Prime Medical Management, L.P.

By:	Prime Medical Operating, Inc., a Delaware corporation, general partner

By:
Name:
Title:

PURCHASER:

HPI ACQUISITION COMPANY, LLC, a Texas limited liability company

By:
Name:
Title:

By:	/s/ Sam J. Houston
Sam J. Houston, Division Director – Office Division

EXHIBIT “A”

Property Description

Tract 1:	Units 1-B-2 and 2-B-2, Building B, CAPITAL VIEW CENTER CONDOMINIUMS, a condominium project in Travis County, Texas; together with the limited common elements and an undivided percent interest in and to the general common elements, according to the Declaration of Condominium and plats and exhibits attached thereto of record in Volume 8374, Page 1616, Volume 10569, Page 483, Volume 11394, Page 683, Volume 12416, Page 328, Real Property Records of Travis County, Texas.

Tract 2:	Units 1-C-1, 2-C-1, 3-C-1, 1-C-2 and 1-C-3, Building C, CAPITAL VIEW CENTER CONDOMINIUMS, a condominium project in Travis County, Texas; together with the limited common elements and an undivided percent interest in and to the general common elements, according to the Declaration of Condominium and plats and exhibits attached thereto of record in Volume 8374, Page 1616, Volume 10569, Page 483, Volume 11394, Page 683, Volume 12416, Page 328, Real Property Records of Travis County, Texas.

EXHIBIT “A-1”

List of Certain Submission Items

(Section 8.B.)

SECOND AMENDMENT TO EARNEST MONEY CONTRACT—COMMERICAL

IMPROVED PROPERTY (OFFICE CONDOMINIUMS)

This SECOND AMENDMENT TO EARNEST MONEY CONTRACT—COMMERCIAL IMPROVED PROPERTY (OFFICE CONDOMINIUMS) (this “Amendment”) is entered into effective as of May 12, 2008 by and between HEALTHTRONICS GROUP, L.P., a Delaware limited partnership, f/k/a Prime Medical Management, L.P. (“Seller”), and HPI ACQUISITION COMPANY, LLC, a Texas limited liability company (“Purchaser”).

A. Purchaser and Seller (per the First Amendment, defined hereinafter) are parties to that certain Earnest Money Contract—Commercial Improved Property (Office Condominiums) dated effective April 1, 2008, (as amended, the “Contract”), for the purchase and sale of condominium units located at 1301 Capital of Texas Hwy. South, in the City of Westlake Hills, Travis County, Texas, as more particularly described in the Contract (the “Property”).

B. Seller, Purchaser and the Original Seller (as that term is defined in the First Amendment) entered into that certain First Amendment to Earnest Money Contract—Commercial Improved Property (Office Condominiums) dated April 15, 2008 (the “First Amendment”) which, among other things, corrected the Seller entity and description of the Property; and

C. Seller and Purchaser wish to further amend the Contract as set forth herein.

NOW, THEREFORE, in consideration of the premises and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby confessed and acknowledged, Seller and Purchaser hereby agree as follows:

1. Purchase Price. The Purchase Price set forth in Section 3 of the Contract is hereby amended to be SIX MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($6,750,000.00).

2. ADA Compliance. Purchaser acknowledges that the Property might not be in compliance with the Americans with Disabilities Act (“ADA”) and other similar state and local laws. Purchaser hereby accepts, and by closing the transaction contemplated by the Contract, will accept the Property subject to any such non-compliance. Any non-compliance of the Property with the ADA and other similar state and local laws will not constitute a default by Seller under the Contract and will not be a breach of any representation or warranty by Seller. This paragraph shall survive Closing.

3. Counterparts. This Amendment may be executed in several counterparts and all counterparts so executed shall together be deemed to constitute one final agreement as if signed by all parties hereto and all counterparts shall be deemed to be an original. Any signature page of this Amendment may be detached from any counterpart of this Amendment and reattached to any other counterpart of this Amendment identical in form hereto but having attached to it one or more additional signature pages. Furthermore, the undersigned agree that transmission of this Amendment by telecopy shall be deemed transmission of the original Amendment for all purposes.

4. Other Terms. All other terms conditions and provisions of the Contract are hereby ratified and confirmed and remain in full force and effect as of the date thereof except as expressly modified hereby.

5. Capitalized Terms. All capitalized terms set forth herein shall have the meanings ascribed to them in the Contract unless specifically defined herein.

EXECUTED as to be effective as of the date first written above.

SELLER:

HEALTHTRONICS GROUP, L.P., a Delaware limited partnership, f/k/a Prime Medical Management, L.P.

By:	Prime Medical Operating, Inc., a Delaware corporation, general partner

By:
Name:
Title:

PURCHASER:

HPI ACQUISITION COMPANY, LLC, a Texas limited liability company

By:
Name:
Title:

By:	/s/ Sam J. Houston
Sam J. Houston, Division Director – Office Division